Exhibit 32.1

Certification of President and Chief Executive Officer

The undersigned President and Chief Executive Officer of CenterState Banks of Florida, Inc. does hereby certify, to such officer’s knowledge, that this Amendment No. 1 to Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of CenterState Banks of Florida, Inc.

/s/ Ernest S. Pinner
Ernest S. Pinner
President and Chief Executive Officer

Date: September 19, 2005